QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

EXCHANGE AGREEMENT

        THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into the latest date on the last of the parties shall have executed this Agreement, by and among GRAYMARK PRODUCTIONS, INC., an Oklahoma corporation ("GrayMark"), Gray Frederickson, an individual ("Frederickson"), Lewann, Ltd., a Wyoming limited partnership ("Lewann"), Roy Oliver, an individual ("Oliver"), John Simonelli, an individual ("Simonelli"), Mark A. Stansberry, an individual ("Stansberry"), Larry E. Howell, an individual ("Howell"), Mark R. Kidd, an individual (Kidd"), and Michael E. Dunn, an individual ("Dunn") (Frederickson, Lewann, Oliver, Simonelli, Stansberry, Howell, Kidd and Dunn are collectively referred to as the "Exchanging Interest Owners" or individually as the "Exchanging Interest Owner" and GrayMark and the Exchanging Interest Owners may be collectively referred to as the "parties" or individually to as the "party").

R E C I T A L S

        1.     The Exchanging Interest Owners are all of the members of GrayMark Productions, L.L.C., an Oklahoma limited Liability company ("GrayMark LLC").

        2.     GrayMark LLC, which commenced operations on August 24, 2001, is primarily engaged in the production of motion pictures.

        3.     GrayMark is newly formed on August 18, 2003 for the purpose of acquiring GrayMark LLC to effectively convert GrayMark LLC to a corporation duly organized under the laws of the State of Oklahoma.

        4.     The Exchanging Interest Owners desire to contribute their respective ownership interests in GrayMark LLC (the "Membership Interests") to GrayMark in exchange for shares of common stock, $0.0001 par value, of GrayMark ("GrayMark Common Stock") representing, in the aggregate, 100 percent of the total combined voting power of all classes of stock of GrayMark entitled to vote and 100 percent of the total number of shares of all other classes of stock of GrayMark after giving effect to such contribution and exchange (the "Exchange Transaction") pursuant to this Agreement.

        5.     It is intended that such transaction shall qualify for federal income tax purposes as a non-taxable contribution under Section 351 of the Code (as hereinafter defined).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the parties have agreed and hereby agree, subject to the terms and conditions of this Agreement, as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    Certain terms which are used primarily in individual sections of this Agreement are defined when used in such sections. Other terms used frequently throughout this Agreement are set forth below and have the following meanings:

1933 Act: The Securities Act of 1933, as amended.

Closing: The consummation of the transactions contemplated by Section 2.1(a) hereof.

Closing Date: The date on which all of the parties shall have signed this Agreement.

Code: The Internal Revenue Code of 1986, as amended.

Exchanging Interest Owners: Gray Frederickson, an individual, Lewann, Ltd., a Wyoming limited partnership, Roy Oliver, an individual, John Simonelli, an individual, Mark A. Stansberry, an individual, Larry E. Howell, an individual, Mark R. Kidd, an individual, and Michael E. Dunn, an individual.

Exchange Transaction: The contribution by the Exchanging Interest Owners of their respective Membership Interests in GrayMark LLC to GrayMark in exchange for shares of GrayMark Common Stock representing, in the aggregate, all of the capital stock of GrayMark immediately following the Closing Date.

GrayMark: GrayMark PRODUCTIONS, Inc., an Oklahoma corporation.

GrayMark Common Stock: All of the authorized shares of common stock of GrayMark, $0.0001 par value.

GrayMark LLC: GrayMark Productions, L.L.C., an Oklahoma limited liability company.

Membership Interests: The membership interests in GrayMark LLC under the Operating Agreement that are owned by the Exchanging Interest Owners.

Legal Requirements: Any law, statute, ordinance, decree, final order, final judgment, rule or regulation of (including without limitation the terms of any license, certificate, franchise or permit issued by) the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including without limitation courts, departments, commissions, boards, bureaus or agencies.

Operating Agreement: The Limited Liability Company Operating Agreement of GrayMark LLC, dated August 20, 2001, as amended.

Taxes: All net income, gross income, gross receipts, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, Federal, state, county or local taxing authority together with any interest or penalty thereon.

        1.2    Interpretation.    The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection and paragraph references in this Agreement are to articles, sections, subsections and paragraphs of this Agreement, unless otherwise specified. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

CAPITAL CONTRIBUTIONS

        2.1    Contributions of the Exchanging Interest Owners.    Effective on the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, the Exchanging Interest Owners shall assign, convey, transfer and deliver to GrayMark, as a capital contribution, all of their right, title and interest in and to the Membership Interests, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, other than as set forth in the Operating Agreement, against receipt of the respective numbers of newly-issued shares of GrayMark Common Stock set forth opposite their respective names as follows:

Exchanging Interest Owner	Shares of GrayMark Common Stock
Gray Frederickson	1,000,000
Lewann, Ltd.	1,000,000
Roy Oliver	1,000,000
John Simonelli	1,000,000
Mark A. Stansberry	600,000
Larry E. Howell	200,000
Mark R. Kidd	50,000
Michael E. Dunn	20,000

Total	4,870,000

        2.2    Instruments of Transfer and Conveyance; Issuance of Stock.    (a) The conveyance, transfer, assignment and delivery of the Exchanging Interest Owners as herein provided shall be effected by delivery by the Exchanging Interest Owners upon execution of this Agreement of the certificates representing the Membership Interests and such other instruments of transfer and conveyance, duly executed, as GrayMark shall reasonably deem necessary to vest in GrayMark on the Closing Date good and marketable title to the Membership Interests, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, other than as set forth in the Operating Agreement.

          (b)   At the Closing, GrayMark shall cause to be issued to the Exchanging Interest Owners, in exchange for the Membership Interests, a certificate or certificates registered in the name of each of the Exchanging Interest Owners representing and evidencing that number of whole shares of GrayMark Common Stock that each of the Exchanging Interest Owners shall be entitled to receive pursuant to Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GRAYMARK

        GrayMark hereby represents and warrants to the Exchanging Interest Owners as follows:

        3.1    Organization, Good Standing, Power, Etc.    GrayMark is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business. GrayMark has furnished to the Exchanging Interest Owners true, correct and complete copies of its Certificate of Incorporation and Bylaws, in each case as amended and supplemented to the date hereof.

        3.2    Authorization of Agreement.    GrayMark has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by GrayMark and the consummation by GrayMark of the Exchange Transaction have been duly authorized by all necessary corporate action on the part of GrayMark. This Agreement has been duly executed and delivered by GrayMark and constitutes the legal, valid and binding obligation of GrayMark, enforceable against GrayMark in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3    No Other Agreements.    Other than this Agreement, GrayMark has not entered into any other agreements or transacted any business of any nature.

        3.4    Consents and Approvals.    No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to GrayMark in connection with the execution and delivery of this Agreement by GrayMark or the consummation by GrayMark of the Exchange Transaction, other than in connection or compliance with any applicable provisions of the 1933 Act.

        3.5    Capitalization.    The authorized capital stock of GrayMark consists of 90,000,000 shares of GrayMark Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value, of which no shares are issued and outstanding. The shares of GrayMark Common Stock to be issued to the Exchanging Interest Owners as provided in Section 2.1 will be duly authorized as of the Closing Date and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to or issued in violation of any preemptive rights. There are no subscriptions, options to purchase shares of the capital stock of GrayMark, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating GrayMark to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of GrayMark or obligating GrayMark to grant, extend or enter into any such agreement or commitment.

        3.6    Absence of Undisclosed Liabilities.    GrayMark does not have any obligations and liabilities, contingent or otherwise, as of the date of this Agreement and as of the Closing Date.

        3.7    Investment Intent.    GrayMark is acquiring the Membership Interests hereunder for investment and not with a view to any public distribution thereof, and GrayMark has no present intention to distribute the Membership Interests, provided that the disposition of the Membership Interests shall at all times be and remain within the control of GrayMark.

        3.8    Full Disclosure.    No representation, covenant or warranty by GrayMark contained in this Agreement and no written information or agreements furnished or to be furnished to the Exchanging Interest Owners by GrayMark pursuant hereto or in connection with the Exchange Transaction, contains or will contain any untrue statement of a material fact, or omits or will omit to contain a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE EXCHANGING INTEREST OWNERS

        Each of the Exchanging Interest Owners, individually and not jointly, hereby represents and warrants to GrayMark as follows:

        4.1    Authorization of Agreement.    The Exchanging Interest Owners have all requisite power and authority to enter into and perform all of their obligations under this Agreement. This Agreement has been duly executed and delivered by the Exchanging Interest Owners and constitutes the legal, valid and binding obligation of the Exchanging Interest Owners, enforceable against each of them in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.2    No Conflicting Agreements.    Neither the execution and delivery of this Agreement by the Exchanging Interest Owners, nor the consummation of the Exchange Transaction, will (a) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon the Exchanging Interest Owner; (b) result in a breach of or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to the Membership Interest of the Exchanging Interest Owner or the imposition of a material penalty under, any of the terms, conditions or provisions of any agreement or instrument to which the Exchanging Interest Owner is a party or by which such Membership Interest is bound or affected; or (c) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to the Membership Interest of the Exchanging Interest Owner.

        4.3    Consents and Approvals.    No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to the Exchanging Interest Owner in connection with the execution and delivery of this Agreement by the Exchanging Interest Owner or the consummation by the Exchange Transaction.

        4.4    Absence of Liens and Encumbrances.    The Exchanging Interest Owner's Membership Interest is free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever.

        4.5    Investment Intent.    The Exchanging Interest Owners are acquiring the shares of GrayMark Common Stock to be issued to them as described in Section 2.1 for investment and not with a view to any public distribution thereof, and the Exchanging Interest Owners have no present intention to distribute such shares, provided that the disposition of such shares shall at all times be and remain within the control of the Exchanging Interest Owners.

ARTICLE V

MISCELLANEOUS

        5.1    Expenses.    Except as otherwise provided herein, each of the parties shall pay its or his own costs and expenses incurred in connection with this Agreement and the Exchange Transaction, including without limitation fees and expenses of counsel, irrespective of when incurred and regardless of whether this transaction is consummated.

        5.2    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the address of each of the Exchanging Interest Owners appearing below their respective signature of this Agreement.

        5.3    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

        5.4    Binding Effect; Benefits.    This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any of the parties to this Agreement without the prior written consent of the others. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of the parties hereto or such successors or assigns and for the benefit of no other person.

        5.5    Waiver.    Any term or provision of this Agreement may be waived in writing at any time by GrayMark, if it is entitled to the benefits thereof, or by the Exchanging Interest Owner, if he is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

        5.6    Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State.

        5.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

        IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

"GrayMark"	GRAYMARK PRODUCTIONS, INC.
	By:	/s/ GRAY FREDERICKSON Gray Frederickson, Chief Executive Officer 2500 South McGee Drive, Suite 147 Norman, Oklahoma 73072
"Exchanging Interest Owners"		/s/ GRAY FREDERICKSON Gray Frederickson 1417 Glenbrook Drive Oklahoma City, Oklahoma 73118
/s/ JOHN SIMONELLI John Simonelli 2500 South McGee Drive, Suite 147 Norman, Oklahoma 73072
/s/ ROY OLIVER Roy Oliver 101 North Robinson, Suite 900 Oklahoma City, Oklahoma 73102

LEWANN, LTD.
By:	/s/ LEWIS B. MOON Lewis B. Moon, Sole General Partner 6345 Glenbrook Court Oklahoma City, Oklahoma 73118
/s/ MARK A. STANSBERRY Mark A. Stansberry 1105 Waterwood Parkway, Suite GP-2 Edmond, Oklahoma 73034
/s/ LARRY E. HOWELL Larry E. Howell 2213 Aldeerham Oklahoma City, Oklahoma 73170
/s/ MARK R. KIDD Mark R. Kidd 900 36th Avenue Northwest, Suite 105 Norman, Oklahoma 73072
/s/ MICHAEL E. DUNN Michael E. Dunn 3740 Northwest 44th Street Oklahoma City, Oklahoma 73112

QuickLinks

  EXHIBIT 10.1